UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
October 18, 2006

Date of Report (Date of earliest event reported)
VODAVI TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-26912	86-0789350

(State or Other Jurisdiction of Incorporation)	(Commission File Number) Identification No.)	(IRS Employer
4717 EAST HILTON AVENUE, SUITE 400
PHOENIX, ARIZONA
85034-6402

(Address of Principal Executive Offices) (Zip Code)
(480) 443-6000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-4.1
EX-4.2
EX-10.63
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
      On October 18, 2006, Vodavi Technology, Inc. (“Vodavi”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Vertical Communications, Inc. (“Vertical”), Vodavi, and Vertical Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of Vertical (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Vodavi (the “Merger”), with Vodavi continuing its corporate existence as a wholly owned subsidiary of Vertical.
      At the effective time of the Merger, each issued and outstanding share of capital stock of Vodavi, except for dissenting shares, will be converted into the right to receive $7.50 cash, without interest, on the terms specified in the Merger Agreement. The aggregate consideration payable by the Company to the stockholders of Vodavi will be approximately $31.2 million in cash. Immediately prior to the effective time of the Merger, all outstanding options to purchase shares of Vodavi capital stock will be exercised pursuant to a cashless exercise procedure and all equity incentive plans administered by Vodavi will be terminated.
      The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto.
      In connection with the Merger Agreement, stockholders beneficially owning approximately 37% of Vodavi’s common stock have agreed to vote their shares of common stock in favor of the Merger. The Voting Agreements are filed as Exhibits 10.64 and 10.65 hereto.
Memorandum of Understanding
      In connection with the Merger Agreement, Vertical and LG-Nortel Co. Ltd (“LGN”) entered into a Memorandum of Understanding, dated as of October 18, 2006 (the “MOU”), pursuant to which Vertical agreed to (a) continue to support LGN’s product line consistent with the historic relationship between Vodavi and LGN; (b) distribute, on a nonexclusive basis, certain LGN products in fulfilling purchase orders for Nortel and supporting the LGN products sold by Nortel in North America; (c) make available to LGN an investment into its equity securities; and (d) use its best efforts to cause one (1) designee of LGN to be elected to the Board of Directors of Vertical at the earliest feasible time following consummation of the Merger and continue to do so for so long as LGN beneficially owns at least 80% of the outstanding shares purchased by LGN in the equity investment. Pursuant to the terms of the MOU, LGN agreed to honor its existing relationship with Vodavi and assign all rights under its supply agreement with Vodavi to Vertical.
      The foregoing description of the MOU does not purport to be a complete statement of the parties’ rights under the MOU and is qualified in its entirety by reference to the full text of the MOU, which is filed as Exhibit 10.66 hereto.
Additional Information and Where to Find It
      Vodavi has agreed to file a proxy statement in connection with the proposed Merger and related transactions. Vodavi will mail the proxy statement to its stockholders. The proxy statement will contain important information about the transaction, and Vodavi’s stockholders are urged to read the proxy statement and other relevant materials when they become available.
      Stockholders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Vodavi by going to Vodavi’s investor relations page on its corporate website at www.vodavi.com or by contacting David Husband at Vodavi at 4717 E. Hilton Avenue, Suite 400, Phoenix, Arizona 85034 or by phone at (480) 443-6000.
      Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Vodavi in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Vodavi with the SEC.
Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information.
Not applicable.
(c)	Exhibits.

Exhibit
Number	Description
2.1	Agreement and Plan of Merger, dated as of October 18, 2006, by and among Vertical Communications, Inc., Vertical Acquisition Sub Inc. and Vodavi Technology, Inc.

4.1	Voting Agreement, dated as of October 18, 2006, between Vertical Communications, Inc., Hummingbird Management LLC, Gregory K. Roeper, and David A. Husband

4.2	Voting Agreement, dated as of October 18, 2006, between Vertical Communications, Inc., Vodavi Technology, Inc., and LG-Nortel Co. Ltd.

10.63	Memorandum of Understanding, dated as of October 18, 2006, between Vertical Communications, Inc. and LG-Nortel Co. Ltd.

99.1	Press release from Vodavi Technology, Inc., dated October 18, 2006 entitled “Vertical Communications to Acquire Vodavi.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VODAVI TECHNOLOGY, INC.
Date: October 19, 2006	By:	/s/ David A. Husband
David A. Husband
Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated as of October 18, 2006, by and among Vertical Communications, Inc., Vertical Acquisition Sub Inc. and Vodavi Technology, Inc.

4.1	Voting Agreement, dated as of October 18, 2006, between Vertical Communications, Inc., Hummingbird Management LLC, Gregory K. Roeper, and David A. Husband

4.2	Voting Agreement, dated as of October 18, 2006, between Vertical Communications, Inc., Vodavi Technology, Inc., and LG-Nortel Co. Ltd.

10.63	Memorandum of Understanding, dated as of October 18, 2006, between Vertical Communications, Inc. and LG-Nortel Co. Ltd.

99.1	Press release from Vodavi Technology, Inc., dated October 18, 2006 entitled “Vertical Communications to Acquire Vodavi.”